                                                 EXHIBIT 11

                                         ACTV, INC. AND SUBSIDIARIES
                                        COMPUTATION OF LOSS PER SHARE


                                                Six Month Period               Three Month Period
                                                 Ended June 30,                  Ended June 30,
                                                    1994           1995          1994           1995
                                              ----------  -------------     ---------   ------------
Weighted average shares outstanding            7,467,667      9,452,332     8,131,918      9,493,367

Common stock equivalents                              --             --            --             --
                                             ------------   ------------  ------------   ------------
         Total                                 7,467,667      9,452,332     8,131,918      9,493,367
                                             ============   ============  ============   ============


   Net loss before extraordinary gain         $2,567,950     $3,442,816    $1,461,506     $1,395,863

   Net loss after extraordinary gain          $2,336,105     $3,348,699    $1,229,661     $1,395,863
                                             ============   ============  ============   ============

Loss per share before extraordinary gain          $.34           $.36          $.18           $.15

Loss per share after extraordinary gain           $.31           $.35          $.15           $.15
                                             ============   ============  ============   ============

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                                       12









                                      SIGNATURES
                                      ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                ACTV, Inc.

                                                Registrant


          Date: August 11, 1995                 /s/ William C. Samuels
                ---------------                 ----------------------
                                                William C. Samuels
                                                President, Chief Executive
                                                Officer and Director

          Date: August 11, 1995                 /s/ Christopher C. Cline
                ---------------                 ------------------------
                                                Christopher C. Cline
                                                Vice President (principal
                                                financial and accounting
                                                officer)